Exhibit 99.1

Rules of The Shire plc
Employee Stock Purchase Plan

As assumed by the Company on 28 October 2005

SHIRE PLC
EMPLOYEE STOCK PURCHASE PLAN

          1. Purpose. The purpose of the Plan is to provide employees of Pharmavene, Inc. and other Designated Subsidiaries of the Company with an opportunity to purchase Ordinary Shares of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986. as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

          2. Definitions.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Committee" shall mean the Remuneration Committee of the Board or such other committee selected by the Board to administer the Plan.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Ordinary Shares" shall mean the Ordinary Shares of the Company, £0.05 par value per share.

          (e) "Company" shall mean Shire plc, a public limited Company organized under the laws of England and Wales with registered number 5492592.

          (f) "Compensation" shall mean total cash compensation received by the Employee from a Designated Subsidiary, including regular pay, overtime pay, shift premium and bonuses, and shall also include any pretax Employee cash or deferred contributions to a plan maintained by a Designated Subsidiary which qualifies under section 401(k) of the Code and any pretax Employee contributions to a plan maintained by a Designated Subsidiary which qualifies under section 125 of the Code.

          (g) "Designated Subsidiaries"' shall mean Pharmavene, Inc. and any other Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (h) "Employee" shall mean any individual who is a full-time or part-time employee of a Designated Subsidiary and whose customary employment with the Designated Subsidiary is more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on 91st day of such leave.

          ( i ) "Enrollment Date" shall mean the first day of each Offering Period.

          (j) "Exercise Date" shall mean the last day of each Offering Period.

          (k) "Fair Market Value" shall mean, as of any date, the value of Ordinary Shares determined as follows:

          (1) If the Ordinary Shares are listed on the London Stock Exchange Daily Official List, their Fair market Value shall be the middle-market quotation of such Ordinary Shares (as derived from that List) on the date of such determination; or

          (2) If the Ordinary Shares are listed on any established stock exchange or a national market system (but they are not listed on the London Stock Exchange), their Fair Market Value shall be the closing selling price for the Ordinary Shares, as quoted on such exchange (or the exchange with the greatest volume of trading in Ordinary Shares) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

          (3) In the absence of an established market for the Ordinary Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

          (1) "Offering Period" shall mean a period determined by the Committee in accordance with Section 4 below, not exceeding 27 months, which begins within the period of 6 weeks commencing with the Trading Day next following the date on which the Company announces its results for any period or at any other time when the circumstances are considered by the Committee to be sufficiently exceptional to justify the beginning of an Offering Period.

          (m) "Plan" shall mean this Shire plc Employee Stock Purchase Plan.

          ( n ) "Purchase Price" shall mean either (i) an amount equal to 85% of the Fair Market Value of a share of Ordinary Shares on the Enrollment Date or on the Exercise Date, whichever is lower, or (ii) such higher price as may be set by the Committee at the beginning of an Offering Period. The Purchase Price shall be payable in pounds sterling.

          (o) "Reserves" shall mean the number of Ordinary Shares covered by each option under the Plan which have not yet been exercised and the number of Ordinary Shares which have been authorised for issuance under the Plan but not yet placed under option.

          (p) "Subsidiary" shall mean a corporation which is a "subsidiary corporation" of the Company within the meaning of section 424(f) of the Code.

          (q) "Parent" shall mean a corporation which is a "parent corporation" of the Company within the meaning of section 424(c) of the Code.

          (r) "Trading Day" shall mean a day on which the London Stock Exchange is open for trading.

          3. Eligibility.

          (a) Any person who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own stock (together with stock owned by any other person or entity that would be attributed to such Employee pursuant to section 424(d) of the Code) of the Company (including, for this purpose, al l shares of stock subject to any outstanding options to purchase such stock, whether or not currently exercisable and irrespective of whether such options are subject to the favourable tax treatment of section 42l(a) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or ( i i ) which permits his or her rights to purchase stock under all employee stock purchase plans (within the meaning of section 423 of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitation described in clause (ii) of the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

          4. Offering Periods.

          The Plan shall be implemented by Offering Periods determined by the Committee, which may be either consecutive or concurrent. The duration of an Offering Period may not exceed 27 months, and the Offering Periods will begin within the period of 6 weeks commencing with the

Trading Day next following the date on which the Company announces its results for any period or at any other time when the circumstances are considered by the Committee to be sufficiently exceptional to justify the beginning an Offering Period.

          5. Participation.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Vice President Finance of Pharmavene Inc. at least five (5) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Offering Period.

          (b) Payroll deductions for a participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

          6. Payroll Deductions.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding $500 per month (or such other amount established by the Committee) of the Compensation which he or she received during the Offering Period.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. Unless otherwise determined by the Committee in a uniform and non discriminatory manner, a participant may not make any additional payments into such account.

          (c) Once an Offering Period has commenced, a participant may not increase or decrease the rate of his or her payroll deductions for that Offering Period; provided, however, that a participant may discontinue his or her participation in the Plan, as provided in Section 10 hereof, at any time during the Offering Period prior to the Exercise Date. During an Offering Period, a participant may increase or decrease the rate of his or her payroll deductions for the next succeeding Offering Period, by completing or filing with the Company a new subscription agreement, at least five (5) business days prior to the beginning of the next succeeding Offering Period, authorizing a change in payroll deduction rate. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (d) Notwithstanding the foregoing, a participant's payroll deductions may be decreased to 0% at any time, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3( b) hereof. Subject to the preceding sentence, payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the next succeeding Offering Period, unless terminated by the participant as provided in Section 10 hereof.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Ordinary Shares issued under the Plan are disposed of, the participant must make adequate provisions for federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or on the disposition of the Ordinary Shares. At any time, a Designated Subsidiary may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Designated Subsidiary to meet applicable withholding obligations.

          7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Dale of such Offering Period (at the applicable Purchase Price) up to a number of the Company's Ordinary Shares determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date (together with any interest credited under Section 11 hereof) and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided however, that in no event shall an Employee be permitted to purchase during each Offering Period more than 7000 Ordinary Shares (or such other amount established by the Committee prior to commencement of the Offering Period); and provided, further, that such purchase shall be subject to the limitations set forth in Section 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and the option shall expire on the last day of the Offering Period.

          8. Exercise of Option. Unless a participant has withdrawn from the Plan as provided in Section 10 hereof, his or her option for the purchase of Ordinary Shares will be exercised automatically on the Exercise Date, and, subject to the limitations set forth in Sections 3(b), 7 and 12 hereof, the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Unless otherwise approved by the Committee, no fractional shares will be purchased. Unless acquisition of fractional shares has been so approved, any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full Ordinary Share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

          9. Issuance: Delivery Restriction. The Ordinary Shares purchased for a participant on the last day of an Offering Period shall be deemed to have been issued by the Company for all purposes as of the Exercise Date. Prior to such date, none of the rights and privileges of a shareholder of the Company shall exist with respect to such Ordinary Shares. The registrar for the Company shall be instructed to make entries on its books and records evidencing that Ordinary Shares issued hereunder have been duly issued as of each pertinent Exercise Date, and the Employee shall receive a stock certificate representing the amount of such shares so acquired. Notwithstanding the foregoing, delivery of certificates representing Ordinary Shares or transfer to or for the account of any participant under the Plan may be conditioned upon the agreement of such participant to allow tax withholdings as may be required to be made by a Designated Subsidiary.

          10. Withdrawal: Termination of Employment.

          (a) A participant may withdraw all but not less than all the payroll deductions (together with any interest credited under Section 11 hereof) credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the last business day of an Offering Period by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions (together with any interest credited under Section 11 hereof) credited to his or her account for the Offering Period will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period w i l l be automatically terminated, and no further payroll deductions for the purchase of shares will be made for the Offering Period. If a participant withdraws from the Plan during an Offering Period, he or she may resume participation for a subsequent Offering Period by delivering to the Company a new subscription agreement at least five (5) business days prior to the Enrollment Dale for such Offering Period.

          (b) Upon a participant's ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions (together with any interest credited under Section 11 hereof) credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or. in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated.

          (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

          11. Interest. Interest shall be credited to participant's accounts under the Plan at the rate credited from time to time by the Bank in which the funds are deposited or such other rate as determined by the Committee.

          12. Stock.

          (a) The maximum number of Ordinary Shares which shall be made available for sale under the Plan shall be 2,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. Moreover, no options shall be granted under the Plan in any year which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in that period of 10 calendar years ending with that year (excluding options granted before the Prospectus Date) or been issued in that period otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company to exceed such number as represents 10% of the ordinary share capital of the Company in issue at that time. If on a given Exercise Date the number of Ordinary Shares with respect to which options are to be exercised exceed the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform manner as shall be practicable and as it shall determine to be equitable.

          (b) No participant will have an interest or voting right in Ordinary Shares covered by his or her option until such option has been exercised.

          (c) Ordinary Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

          13. Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

          14. Designation of Beneficiary.

          ( a ) A participant may file a written designation of a beneficiary who is to receive any Ordinary Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option- If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          ( b ) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Ordinary Shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependants or relatives of the participant, or if no spouse, dependant or relative is known to the Company, then to such other person as the Company may designate.

          15 Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Ordinary Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

          16. Use of Funds. All payroll deductions received or held by the Company or a Designated Subsidiary under the Plan shall be deposited in a separate bank or trust account and shall be segregated from the other assets of the Company and the Designated Subsidiaries.

          17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions (and interest credited under Section 11 hereof), the Purchase price, the number of shares purchased and the remaining cash balance, if any.

          18. Adjustments Upon Changes in Capitalization.

          (a) The Reserves, the maximum number of Ordinary Shares an Employee is permitted to purchase in any Offering Period under Section 7, and the price per share of Ordinary Shares covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of Ordinary Shares effected without receipt of consideration by the Company; provided however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock or any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an option.

          (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

          (c) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, or upon the court sanction of a compromise or arrangement under section 425 British Companies Act 1985 that involves the Company, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided however, that if such consideration received in the sale of assets or merger was not solely ordinary shares of the successor corporation or its parent (as defined in Section 424(c) of the Code), the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely ordinary shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the sale of assets or merger.

          19. Amendment or Termination.

          (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination may adversely affect options previously granted; provided however, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), the Company shall obtain stockholder approval in such a manner and to such a degree as required. In addition, the provisions (if any) of the Plan relating to: (i) the persons to whom, or for whom, securities, cash or other benefits are provided under the Plan (the "participants"): (ii) limitations on the number or amount of the securities, cash or other benefits subject to the Plan: (iii) the maximum entitlement for any one participant; or (iv) the basis for determining a participant's entitlement to, and the terms of securities, cash or other benefit to be provided and for the adjustment thereof (if any) in the event of a capitalization issue, rights issue, subdivision or consolidation of shares or reduction of capital or any other variation of capital; cannot be altered to the advantage of participants without the prior approval of shareholders in general meeting (except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the Plan or for the company operating the Plan or for members of its group).

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during the Offering Period, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Ordinary Shares for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Committee finds, in it sole discretion, advisable and consistent with the Plan.

          20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof

          21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

          22. Term of Plan. The Plan shall become effective upon the consummation of the merger of Pharmavcnc. Inc with a subsidiary of the Company pursuant to the Agreement and Plan of Merger dated as of February 26 1997 among the Shire Pharmaceuticals Group plc, the subsidiary of the Company referred to above and Pharmavene, Inc. (the "Effective Date") subject to approval of the Plan by the stockholders of Shire Pharmaceuticals Group plc within twelve (12) months of its adoption by the Board. It shall continue in effect for a term of ten (10) years after the Effective Date unless sooner terminated under Section 19 hereof.

EXHIBIT A

SHIRE PLC
EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:
Change in Deduction Rate
Change of Bencficiary(ies)

     1. _______________________________________ hereby elects to participate to the Shire plc Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase the Company's Ordinary Shares in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

     2. I hereby authorize payroll deductions from each paycheck in the amount of $ ______ (not to exceed $500 per month) of my Compensation on each payday during the Offering Period in accordance with the Employee Stock Purchase Plan.

     3. I understand that my payroll deductions will be accumulated for the purchase of Ordinary Shares at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option on the Exercise Date.

     4. I have received a copy of the complete "Shire plc Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

     5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only).

     6. I understand that under current United States federal income tax law, if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (i.e., within two years after the first day of the Offering Period during which I purchased such shares), I will be treated for tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Ordinary Shares. The Company or a D esignated Subsidiary may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation. If I dispose of such shares at anytime after the expiration of the period, I understand that under current law I will be treated for United States federal income tax purposes as having received income at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) the excess of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased over the exercise price The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

     7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

     8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

Name: _ ________________________________ (Please Print)

Relationship: _____________________________

Address:

Name: ___________________________________ (Please Print)

Relationship: ________________________________

Address:

Employee's Social Security Number:

Employee's Address: _________

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME IN WRITING.

Signature of Employee: ___________________________

Date:

Spouse's Signature ( if beneficiary other than spouse):

Date.